UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      May 30, 2019

CTD HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Florida	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32563
(Address of Principal Executive Offices)	(zip code)

              386-418-8060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01  Entry into a Material Definitive Agreement.

On May 31, 2019, CTD Holdings, Inc. (the “Company”) completed a private placement (the “Private Placement”) of its securities to a group of accredited investors (the “Investors”) that included several directors of the Company and members of management, pursuant to a Securities Purchase Agreement between the Company and the Investors (the “Purchase Agreement”), dated as of May 30, 2019. Investors in the Private Placement purchased a total of 29,770,000 units at a price per unit of $0.25, each unit consisting of one share of common stock (the “Shares”) and one warrant to purchase a share of common stock (the “Warrants”), resulting in gross proceeds to the Company of $7,442,500, before deducting placement agent fees and offering expenses. The Shares and Warrants comprising the units were issued separately. The Warrants are exercisable immediately upon issuance at an exercise price of $0.30 per share and expire on the 66-month anniversary of the issuance date.

The Private Placement was effected pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended and Rule 506(b) promulgated thereunder.

ThinkEquity, a division of Fordham Financial Management, Inc. (“ThinkEquity”), acted as sole placement agent for the offering pursuant to a Placement Agency Agreement between the Company and ThinkEquity dated as of May 30, 2019. Pursuant to terms of the Placement Agency Agreement, the Company paid a cash fee to ThinkEquity in the amount of $453,000 and issued warrants to ThinkEquity and its designees to purchase an aggregate of 1,359,000 shares of common stock with the same terms as the Warrants issued to the Investors (the “Placement Agent Warrants”).

Pursuant to the Purchase Agreement, the Company and the Investors entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to file a registration statement (the "Registration Statement”) with the Securities and Exchange Commission to register the resale of the Shares and shares of common stock underlying the Warrants and the Placement Agent Warrants. In addition, the Company’s directors and officers entered into Lock-Up Agreements at the closing under which they have agreed not to sell any of their securities of the Company until the earliest of (i) 270 days after the effective date of the Registration Statement, (ii) 365 days after the closing, and (iii) 120 days after the listing of Company’s common stock on a national securities exchange.

The information set forth above is qualified in its entirety by reference to the actual terms of the Purchase Agreement, the Placement Agency Agreement, the Registration Rights Agreement, and the Warrants, which have been filed as Exhibits 10.1, 10.2, 10.3 and 4.1, respectively, to this Current Report on Form 8-K, and which are incorporated herein by reference.

Item 3.02  Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit 4.1	Form of Warrant, dated May 31, 2019, issued by CTD Holdings, Inc. to investors and ThinkEquity, a division of Fordham Financial Management, Inc., and its designees.

Exhibit 10.1	Securities Purchase Agreement, dated as of May 30, 2019, between CTD Holdings, Inc. and purchasers party thereto.

Exhibit 10.2	Placement Agency Agreement, dated as of May 30, 2019, between CTD Holdings, Inc. and ThinkEquity, a division of Fordham Financial Management, Inc.

Exhibit 10.3	Registration Rights Agreement, dated as of May 30, 2019, between CTD Holdings, Inc. and purchasers party thereto.

Exhibit 99.1	Press Release issued May 30, 2019

Exhibit 99.2	Press Release issued May 31, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CTD Holdings, Inc.

Date: June 3, 2019

By: /s/ Jeffrey L. Tate

Jeffrey L. Tate

Chief Operating Officer